Form 10KSB, Exhibit 13
period 2000-12-31
VERTICA SOFTWARE INC/CA
filed 2001-04-17
CIK 1079797

TABLE OF CONTENTS
                                -----------------




INDEPENDENT AUDITORS' REPORT.............................................F-1


FINANCIAL STATEMENTS

     Balance Sheets......................................................F-2

     Statements of Operations............................................F-3

     Statement of Changes in Stockholders' Equity........................F-4

     Statements of Cash Flows............................................F-7


NOTES TO FINANCIAL STATEMENTS............................................F-8

Board of Directors
Vertica Software, Inc.
Emeryville, California


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Vertica Software, Inc., a Colorado corporation (the "Company"), formerly Perfection Development Corporation, (a development stage company) as of December 31, 2000, and 1999, and the related statements of operations, stockholders' equity, and cash flows for the period January 1, 1996 (inception) through December 31, 2000. On December 31, 1998, the Company acquired all of the outstanding capital stock of Vertica Software, Inc., a California corporation ("Vertica California") in a reverse acquisition merger. The merger has been accounted for as a capital acquisition as further described in the notes to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000, and 1999, and the results of its operations and its cash flows for the period January 1, 1996 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company has incurred significant development stage losses and has a limited supply of cash resources, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Randolph Scott & Company


San Anselmo, California
April 8, 2001

                            VERTICA SOFTWARE, INC.
                            ----------------------
                (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                ---------------------------------------------
                        (A DEVELOPMENT STAGE COMPANY)
                        -----------------------------
                                BALANCE SHEETS
                                --------------





                                                                          December 31,    December 31,
                                                                              2000            1999
                                      ASSETS                               (Audited)       (Audited)
                                      ------
                                                                          -----------      -----------
CURRENT ASSETS
    Cash and Cash Equivalents (Note 3)                                    $         0      $    36,490
    Prepaid Expenses                                                              943            2,724
                                                                          -----------      -----------

      TOTAL CURRENT ASSETS                                                        943           39,214

EQUIPMENT, less accumulated depreciation of $ 57,130,
    $ 23,337, respectively (Notes 3 and 6)                                     43,122           27,288

DEPOSITS                                                                       10,000           10,000


                                                                          -----------      -----------
         TOTAL ASSETS                                                     $    54,065      $    76,502
                                                                          ===========      ===========

                                 LIABILITIES AND
                                 ---------------
                               STOCKHOLDERS' EQUITY
                               --------------------

CURRENT LIABILITIES
    Bank Overdraft                                                        $    20,185      $      --
    Current Portion of Capital Lease Obligations (Note 10)                      4,246            6,189
    Notes Payable (Note 8)                                                     65,300             --
    Stock Subscription (Note 9)                                                25,000             --
    Accounts Payable and Other Accrued Expenses                               304,852           66,364
    Payroll Taxes Payable                                                       1,562             --
                                                                          -----------      -----------

      TOTAL CURRENT LIABILITIES                                               421,145           72,553

CAPITAL LEASE OBLIGATIONS (Note 10)                                              --              4,057

CONVERTIBLE PROMISSORY NOTES (Note 11)                                        876,000          200,000

                                                                          -----------      -----------
         TOTAL LIABILITIES                                                  1,297,145          276,610
                                                                          -----------      -----------

COMMITMENTS (Note 13)

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred Stock, $ .001 par value, 3,000,000 shares authorized,
      -0- shares issued and outstanding                                          --               --
    Common Stock, $ .0001 par value, 30,000,000 shares authorized;
      13,249,941 shares issued and outstanding at December 31, 2000 , and 12,077,941 shares issued and outstanding at
       December 31, 1999, respectively                                          1,324            1,207
    Advance to Stockholder (Note 5)                                                 0          (25,000)
    Paid in Capital                                                         1,616,342        1,030,459
    Deficit accumulated during development stage                           (2,860,746)      (1,206,774)
                                                                          -----------      -----------

      TOTAL STOCKHOLDERS' EQUITY                                           (1,243,080)        (200,108)
                                                                          -----------      -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $    54,065      $    76,502
                                                                          ===========      ===========

  The accompanying notes are an integral part of these financial statements.

                              VERTICA SOFTWARE, INC
                              ---------------------
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                  ---------------------------------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                                                     Cumulative
                                                                                        From
                                                                                      January 1,
                                                                                        1996
                                                                                      (Date of
                                                   For the           For the         Inception)
                                                 Year Ended        Year Ended            to
                                                December 31,      December 31,      December 31,
                                                     2000              1999              2000
                                                  (Audited)         (Audited)         (Audited)
                                                ------------      ------------      ------------


Total Revenue                                   $     54,125      $       --        $     54,125

Operating expenses:
       Product development                           579,833           239,396           975,808
       General and administrative                  1,069,649           492,266         1,803,187
                                                ------------      ------------      ------------
                   Total operating expenses        1,649,482           731,662         2,778,995
                                                ------------      ------------      ------------

Loss from operations                              (1,595,357)         (731,662)       (2,724,870)

       Interest income                                    31             1,199             2,570
       Interest expense                              (61,054)          (21,379)         (139,190)
       Other income                                    3,208                93             4,945
       Bad debt expense                                 --                --                (201)
                                                ------------      ------------      ------------

Loss before income taxes                          (1,653,172)         (751,749)       (2,856,746)

Provision for income taxes (Note 12)                    (800)             (800)           (4,000)
                                                ------------      ------------      ------------

Net loss                                        $ (1,653,972)     $   (752,549)     $ (2,860,746)
                                                ============      ============      ============

Net loss applicable to common stockholders      $ (1,653,972)     $   (752,549)     $ (2,860,746)
                                                ============      ============      ============

Net loss per share ---basic                     $    (0.1328)     $    (0.0643)     $    (0.2298)
                                                ============      ============      ============


Weighted average shares used in per share
       calculation---basic                        12,450,763        11,696,678        12,450,763
                                                ============      ============      ============







   The accompanying notes are an integral part of these financial statements.

                             VERTICA SOFTWARE, INC.
                             ----------------------
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                  ---------------------------------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------
                  Statement of Changes in Stockholders' Equity
                  --------------------------------------------

              From January 1, 1996 (Inception) to December 31, 2000
              -----------------------------------------------------




                                                                    Preferred Stock                  Common Stock
                                                                 ----------------------       -------------------------
                                                                  Shares         Amount         Shares            Amount
                                                                ---------       ---------    -------------      ---------

           BALANCE, DECEMBER 31, 1995                                 --       $      --             --       $      --

           January 1, 1996 (inception), shares issued at
              incorporation (Note 4)                                  --              --        9,200,000             920

           Net loss for the year ended December 31, 1996              --              --             --              --

                                                                -----------    ------------     ----------     -----------
           BALANCE DECEMBER 31, 1996 (Audited)                        --       $      --         9,200,000     $      920
                                                                -----------    ------------     ----------     -----------


           Net loss for the year ended December 31, 1997              --              --             --              --

                                                                -----------    ------------     ----------     -----------
           BALANCE DECEMBER 31, 1997 (Audited)                        --       $      --         9,200,000     $      920
                                                                -----------    ------------     ----------     -----------



           December 31, 1998, Issuance of common stock
              pursuant to a reverse merger acquisition                --              --        1,300,000             130

           December 31, 1998, sale of common stock
              pursuant to a confidential subscription
              agreement (Note 9)                                      --              --           50,000               5

           December 31, 1998, sale of common stock
              pursuant to a confidential subscription
              agreement (Note 9)                                      --              --           50,000               5

              Advance to Stockholder (Note 5)                         --              --             --              --

           Net loss for the year ended December 31, 1998              --              --             --              --

                                                                -----------    ------------     ----------     -----------
           BALANCE DECEMBER 31, 1998 (Audited)                        --       $      --        10,600,000     $     1,060
                                                                -----------    ------------     ----------     -----------


           February 11, 1999, sale of common stock
              pursuant to a confidential subscription
              agreement  (Note 9)                                     --              --           40,000               4

[restubbed table]


                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                   During
                                                                Advance to       Paid-in        Development
                                                                Stockholder      Capital           Stage             Total
                                                                -----------    ------------     -------------    -------------

           BALANCE, DECEMBER 31, 1995                           $     --         $     --         $     --         $     --

           January 1, 1996 (inception), shares issued at
              incorporation (Note 4)                                  --                (70)            --                850

           Net loss for the year ended December 31, 1996              --               --            (42,285)         (42,285)

                                                                -----------      ----------       ----------       ----------
           BALANCE DECEMBER 31, 1996 (Audited)                  $     --         $      (70)      $  (42,285)      $  (41,435)
                                                                -----------      ----------       ----------       ----------


           Net loss for the year ended December 31, 1997              --               --           (176,605)        (176,605)

                                                                -----------      -----------      ----------       ----------
           BALANCE DECEMBER 31, 1997 (Audited)                  $     --         $      (70)      $ (218,890)      $ (218,040)
                                                                -----------      -----------      ----------       ----------



           December 31, 1998, Issuance of common stock
              pursuant to a reverse merger acquisition                --               (130)            --               --

           December 31, 1998, sale of common stock
              pursuant to a confidential subscription
              agreement (Note 9)                                      --             49,995             --             50,000

           December 31, 1998, sale of common stock
              pursuant to a confidential subscription
              agreement (Note 9)                                      --             49,995             --             50,000

              Advance to Stockholder (Note 5)                      (25,000)            --               --            (25,000)

           Net loss for the year ended December 31, 1998              --               --           (235,335)        (235,335)

                                                                -----------      ----------       -----------      ----------
           BALANCE DECEMBER 31, 1998 (Audited)                  $  (25,000)      $   99,790       $  (454,225)     $ (378,375)
                                                                -----------      ----------       -----------      ----------


           February 11, 1999, sale of common stock
              pursuant to a confidential subscription
              agreement  (Note 9)                                     --             39,996             --             40,000





    The accompanying notes are an integral part of these financial statements

                              VERTICA SOFTWARE, INC
                              ---------------------
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                  ---------------------------------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------
                  Statement of Changes in Stockholders' Equity
                  --------------------------------------------

              From January 1, 1996 (Inception) to December 31, 2000
              -----------------------------------------------------




                                                                    Preferred Stock                  Common Stock
                                                                 ----------------------       -------------------------
                                                                  Shares         Amount         Shares            Amount
                                                                ---------       ---------    -------------      ---------
              February 11, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 1,876  (Note 9)                  --              --          584,500              58

              February 11, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --              --           41,433               5

              February 24, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 75  (Note 9)                     --              --           62,000               6

              February 24, 1999, conversion of convertible
                 promissory notes to common stock  (Note 9)           --              --           32,885               3

              March 2, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 15  (Note 9)                     --              --           15,000               1

              March 25, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --              --           80,802               8

              March 26, 1999, conversion of convertible
                 promissory notes to common stock  (Note 9)           --              --          571,321              57

              September 23, 1999, issuance of common
                 stock for services  (Note 9)                         --              --           40,000               4

              October 29, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --              --           10,000               1

              Net loss for the year ended December 31, 1999           --              --             --              --

                                                                -----------     -----------    ----------      ----------
              BALANCE, DECEMBER 31, 1999 (Audited)                    --        $     --       12,077,941      $    1,207
                                                                -----------     -----------    ----------      ----------

[restubbed table]



                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                   During
                                                                Advance to       Paid-in        Development
                                                                Stockholder      Capital           Stage             Total
                                                                -----------    ------------     -------------    -------------
              February 11, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 1,876  (Note 9)                  --            584,442             --            584,500

              February 11, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --             42,653             --             42,658

              February 24, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 75  (Note 9)                     --             61,994             --             62,000

              February 24, 1999, conversion of convertible
                 promissory notes to common stock  (Note 9)           --             34,693             --             34,696

              March 2, 1999, sale of common stock
                 in Private Placement Transactions, net of
                 Offering costs of $ 15  (Note 9)                     --             14,999             --             15,000

              March 25, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --             55,045             --             55,053

              March 26, 1999, conversion of convertible
                 promissory notes to common stock  (Note 9)           --             86,852             --             86,909

              September 23, 1999, issuance of common
                 stock for services  (Note 9)                         --                 (4)            --               --

              October 29, 1999, conversion of convertible
                 promissory note to common stock  (Note 9)            --              9,999             --             10,000

              Net loss for the year ended December 31, 1999           --               --           (752,549)        (752,549)

                                                                ----------      -----------      -----------      -----------
              BALANCE, DECEMBER 31, 1999 (Audited)                 (25,000)     $ 1,030,459      $(1,206,774)     $  (200,108)
                                                                ----------      -----------      -----------      -----------


    The accompanying notes are an integral part of these financial statements

                             VERTICA SOFTWARE, INC.
                             ----------------------
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                  ---------------------------------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------
                  Statement of Changes in Stockholders' Equity
                  --------------------------------------------

              From January 1, 1996 (Inception) to December 31, 2000
              -----------------------------------------------------



                                                                    Preferred Stock                  Common Stock
                                                                 ----------------------       -------------------------
                                                                  Shares         Amount         Shares            Amount
                                                                ---------       ---------    -------------      ---------
                Repayment of Stockholder's Advance (Note 5)            --              --             --              --

                August 11, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --              --          400,000              40

                August 18, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --              --           35,000               3

                August 30, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --              --          160,000              16

                September 20, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --              --          120,000              12

                September 27, 2000, conversion of convertible
                   promissory notes to common stock  (Note 9)          --              --          327,000              33

                October 3, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --              --          130,000              13

                Net loss for the year ended December 31, 2000
                   (Audited)                                           --              --             --              --
                                                                -----------     -----------     ----------     -----------

                BALANCE, DECEMBER 31, 2000 (Audited)                   --       $      --       13,249,941     $     1,324
                                                                ===========     ===========     ==========     ===========

[restubbed table]


                                                                                                  Deficit
                                                                                                Accumulated
                                                                                                   During
                                                                Advance to       Paid-in        Development
                                                                Stockholder       Capital           Stage             Total
                                                                -----------     ------------     -------------    -------------
                Repayment of Stockholder's Advance (Note 5)          25,000             --               --             25,000

                August 11, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --            199,960             --            200,000

                August 18, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --             17,497             --             17,500

                August 30, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --             79,984             --             80,000

                September 20, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --             59,988             --             60,000

                September 27, 2000, conversion of convertible
                   promissory notes to common stock  (Note 9)          --            163,467             --            163,500

                October 3, 2000, sale of common stock
                   pursuant to a confidential subscription
                   agreement  (Note 9)                                 --             64,987             --             65,000

                Net loss for the year ended December 31, 2000
                   (Audited)                                           --               --         (1,653,972)      (1,653,972)
                                                                -----------      -----------      -----------      -----------

                BALANCE, DECEMBER 31, 2000 (Audited)            $     --         $ 1,616,342      $(2,860,746)     $(1,243,080)
                                                                ===========      ===========      ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                             VERTICA SOFTWARE, INC.
                             ----------------------
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                  ---------------------------------------------
                          (A DEVELOPMENT STAGE COMPANY)
                          -----------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                                                                        From
                                                                                                                      January 1,
                                                                                                                        1996
                                                                                                                      (Date of
                                                                                     For the          For the         Inception)
                                                                                    Year Ended       Year Ended          to
                                                                                   December 31,     December 31,     December 31,
                                                                                       2000             1999             2000
                                                                                    (Audited)        (Audited)        (Audited)
                                                                                 --------------    --------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                                                       $(1,653,972)     $  (752,549)     $(2,860,746)

    Transactions not requiring cash:
       Depreciation                                                                     33,793           15,400           57,130
       Noncash consulting services                                                        --               --
    Changes in operating assets and liabilities:
       (Increase) decrease in advance to stockholder                                    25,000             --               --
       (Increase) decrease in prepaid expenses                                           1,781              400             (943)
       (Increase) decrease in deposits                                                    --             (4,185)         (10,000)
       Increase (decrease) in bank overdraft                                            20,185             --             20,185
       Increase (decrease) in accounts payable and other accrued expenses              238,488            3,957          304,852
       Increase (decrease) in payroll taxes payable                                      1,562           (6,133)           1,562
                                                                                   -----------      -----------      -----------

         NET CASH (USED IN) OPERATING ACTIVITIES                                    (1,333,163)        (743,110)      (2,487,960)
                                                                                   -----------      -----------      -----------


CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase/acquisition of equipment                                                  (49,627)         (17,015)        (100,252)
                                                                                   -----------      -----------      -----------

         NET CASH (USED IN) INVESTING ACTIVITIES                                       (49,627)         (17,015)        (100,252)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net borrowings/assumption on line of credit                                           --               --             26,300
    Net payments on line of credit                                                        --            (25,067)         (26,300)
    Proceeds/assumption of unsecured notes                                              65,300             --             86,000
    Net payments on unsecured notes                                                       --            (20,700)         (20,700)
    Proceeds, assumption on convertible debt                                           826,000           50,000        1,179,061
    Reduction of convertible promissory notes                                         (150,000)        (153,061)        (303,061)
    Conversion of convertible promissory notes into common
       stock (includes $13,500 and $ 66,255 of accrued interest, respectively)         163,500          229,316          542,816
    Proceeds from stock subscriptions                                                  447,500             --            447,500
    Redemption of stock subscriptions                                                 (422,500)         (50,000)        (572,500)
    Issuance of common stock                                                           422,500          701,500        1,224,850
    Assumption of capital lease obligation                                                --             12,566           26,361
    Net payments on capital lease obligation                                            (6,000)          (7,328)         (22,115)
                                                                                   -----------      -----------      -----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                                   1,346,300          737,226        2,588,212
                                                                                   -----------      -----------      -----------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                              (36,490)         (22,899)            --

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                          36,490           59,389             --
                                                                                   -----------      -----------      -----------


CASH AND CASH EQUIVALENTS, END OF PERIOD                                           $      --        $    36,490      $      --
                                                                                   ===========      ===========      ===========


Supplemental Disclosure of Cash Flow Information:

    Cash paid during the year for:
       Interest                                                                    $       776      $     3,623      $    18,824
       Taxes                                                                       $       800      $       800      $     3,200

NONCASH INVESTING AND FINANCING TRANSACTIONS:
    Common stock issued for consulting services                                    $      --        $    40,000      $    40,000


   The accompanying notes are an integral part of these financial statements.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000


NOTE 1 - LOSSES DURING THE DEVELOPMENT STAGE
--------------------------------------------

Development Stage Company
-------------------------

The Company is in the development stage in accordance with Statement of Financial Accounting Standard (SFAS) No. 7. All of the costs incurred to date have been related to the development of its products, development of its proposed Internet website, and the raising of capital to finance such activities.

The Company, as discussed in Notes 2, 3, and 4 below, have incurred operating losses since inception, totaling $2,860,746 through December 31, 2000.

Management plans to raise additional capital, primarily through the issuance of common stock and convertible promissory debt until successful operations are obtained, and the Company is no longer in the development stage.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to underwrite the Company's development stage through completion will provide the necessary financial requirements, which in turn will provide the opportunity for the Company to continue as a going concern.

NOTE 2 - ORGANIZATION AND NATURE OF BUSINESS
--------------------------------------------

Background
----------

Vertica Software, Inc., (the "Company"), formerly "Perfection Development Corporation", was incorporated in Colorado on April 18, 1997. As further discussed in Notes 3 and 4, on September 29, 1998, Perfection Development Corporation entered into an agreement pursuant to which it would acquire all of the outstanding capital stock of Vertica Software, Inc., a California corporation ("Vertica California"). On December 31, 1998, Vertica California merged with and into the Company. The Company was the surviving corporation in the merger and the separate corporate existence of Vertica California ceased. Concurrently with the merger, the Company changed its name from Perfection Development Corporation to Vertica Software, Inc. The Company is developing Internet/Intranet software products and services and an Internet web site for the hazardous material and environmental industries.

Products
--------

The Company's current product development includes an environmental management computer software system called ICOMPLY and an Internet web site called HAZWEB.COM. ICOMPLY is planned to be a set of computer software modules designed to automate environmental regulation compliance and related activities for common industrial applications.The related activities will include chemical inventory listings and tracking, transportation manifests, emergency response, permit applications, waste streams, and occupational training. HAZWEB.com is an on-line web site that intended to serve the hazardous materials community and environmental concerns of industry. The Company intends to allow ICOMPLY to link to HAZWEB.COM for additional content information, on-line regulations compliance and on-demand training and services.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000

NOTE 2 - ORGANIZATION AND NATURE OF BUSINESS - Continued
--------------------------------------------------------

Liquidity
---------

The Company has recurring operating losses since inception that have continued subsequent to December 31, 2000. The losses are primarily due to product development costs, and administrative infrastructure costs related to the financing and development of the Company's business.

In January 2000, the Company received an additional $ 250,000 in bridge financing.
In March 2000, the Company received an additional $ 100,000 in bridge financing.
In April 2000, the Company received an additional $ 300,000 in bridge financing.
In June 2000, the Company received an additional $ 25,000 in bridge financing.
In July 2000, the Company received an additional $ 50,000 in bridge financing.
In August 2000, the Company received proceeds from stock subscriptions of $ 297,500.
In September 2000, the Company received proceeds from stock subscriptions of $ 60,000.
In October 2000, the Company received an additional $ 61,000 in bridge financing.
In November 2000, the Company received an additional $ 65,000 in bridge financing.

In October, 2000, the Company entered into a General Services Agreement with an outside consultant to assist them in achieving the stated goals represented in the Company's business plan, and assist in finding additional financing resources.

In conjunction with this agreement, and subsequent to December 31, 2000, the consultant has advanced approximately $ 90,000.

The Company understands that the proceeds from this and similar transactions will not provide adequate funding to sustain the Company's operations. Permanent equity funding must be raised. There is no assurance that the funding will be raised, or that it will be sufficient to sustain operations until the Company begins generating positive cash flows.

The Company's plan to continue the development of its core products and commence sales operations through the year ending December 31, 2001 is solely dependent on additional funding through the sale of equitable securities or convertible promissory notes.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Basis of Presentation
---------------------

As further discussed in Note 4, the acquisition of Vertica California was accounted for as a "reverse merger acquisition" whereby, for accounting purposes, Perfection Development Corporation acquired the Company under the purchase method of accounting and, due to the lack of significant prior operations of Perfection Development Corporation, was substantially recorded as a "recapitalization". Accordingly, the historical financial statements have been restated after giving effect to the December 31, 1998 acquisition of the Company. The financial statements have been prepared to give retroactive effect to January 1, 1996 of the reverse merger acquisition completed on December 31, 1998 and represent the operations of Vertica California. Consistent with reverse acquisition accounting: ( i ) all of Vertica California's assets, liabilities and accumulated deficit are reflected at their combined historical cost ( as the accounting acquirer ) and ( ii ) the preexisting outstanding shares of the Company ( the accounting acquiree ) are reflected at their net asset value as if issued on December 31, 1998.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------------------

Management Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, retained earnings, income and expenses, and related disclosures for the reporting period. Actual results could differ from those estimates and such differences could be material.

Cash and Cash Equivalents
-------------------------

Cash is defined as cash in demand deposit accounts as well as cash on hand. Cash equivalents are short term, highly liquid investments that are readily convertible to known amounts of cash and investments so near their maturity that the risk of changes in value due to changes in interest rates is negligible. These are generally investments with maturity dates within three months of their acquisition date. Not included as cash equivalents are funds restricted as to their use, regardless of liquidity or the maturity dates of investments.

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of uninsured cash balances. The Company places its cash deposits with high-credit quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Company (FDIC) limit of $100,000.

Prepaid Expenses
----------------

Prepaid expenses are charged to the statement of operations in the period for which the benefit is incurred.

Equipment
---------

As further discussed in Note 6, equipment is carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which is five years. Capitalized equipment leases are depreciated over lesser of their estimated useful life or lease term.

Product Development
-------------------

Product development expenditures are charged to operations as incurred. Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. The Company has determined that technological feasibility for its products is generally achieved upon completion of a working model. Since software development costs have not been significant, and the working model(s) are not yet completed, all such costs have been charged to expense for the years ended December 31, 2000, and 1999.

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------------------

Net Loss Per Share
------------------

The Company reports its net loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents, and is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share includes the dilutive effect from the potential exercise or conversion of convertible debt. For the years ended December 31, 2000, and 1999 the impact of convertible debt was not considered as their effect on Net Loss Per Share would be anti-dilutive.

Fair Value of Financial Instruments
-----------------------------------

Cash, advances, prepaid expenses, notes payable, accounts payable and accrued expenses are reflected in the accompanying financial statements at fair value due to the short-term nature of those instruments. The carrying amount of long term debt obligations approximate fair value at the balance sheet date.

Recent Accounting Pronouncements
--------------------------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 is effective for fiscal years beginning after December 31, 1997. SFAS No. 130 establishes standards for the reporting and display of comprehensive income in a set of financial statements. Comprehensive income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company had no comprehensive income items, therefore, the adoption of SFAS No. 130 had no impact on the financial statements.

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 applies to all public companies and is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that business segment financial information be reported in the financial statements utilizing the management approach. The management approach is defined as the manner in which management organizes the segments within the enterprise for making operating decisions and assessing performance. The Company operates in one business segment; therefore, the adoption of SFAS No. 131 had no impact on the financial statements.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The Company adopted SOP 98-1 in January 1999.

On April 3, 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued a new SOP (Statement of Position) 98-5 entitled "Reporting on the Costs of Start-Up Activities." Start-up costs have been broadly defined as: "those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, commencing business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing some new operation."

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
---------------------------------------------------------------

Recent Accounting Pronouncements - continued
--------------------------------------------

The SOP applies to all non-governmental entities that prepare their financial statements in conformity with generally accepted accounting principles. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998, with earlier application encouraged in fiscal years for which financial statements previously have not been issued. Since this is the first set of issued financial statements of the Company, application of this SOP was made January 1, 1996.


In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No.137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133, which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, issued in June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not expect adoption of this statement to have a material impact on its financial position or results of operations.

NOTE 4 - ACQUISITION
--------------------

The Company's current business is a continuation of the business formerly conducted by Vertica Software, Inc., a California corporation ("Vertica California"). On December 31, 1998, the Company acquired 100% of the outstanding capital stock of Vertica California in a "reverse merger acquisition." The purchase price was solely comprised of the issuance of 9,200,000 shares of the Company's common stock, par value $ .0001, to the shareholders of Vertica California in exchange for all 4,930,000 shares of Vertica California's common stock, no par value. The Company was the surviving corporation in the merger and the separate corporate existence of Vertica California ceased. Concurrently with the merger, the Company changed its name from Perfection Development Corporation to Vertica Software, Inc. The merger constituted a tax-free reorganization. The acquisition of Vertica California was accounted for using the purchase method of accounting, and due to the lack of significant prior Company operations, was substantially recorded as a "recapitalization."

NOTE 5 - ADVANCE TO STOCKHOLDER
-------------------------------

At December 31, 1999, advance to stockholder consisted of an advance to acquire stock in the Successor Company. In the original merger documents, the stockholder was supposed to pay the Perfection Development Corporation Shareholders $25,000 out of his own funds. The corporation made the $25,000 payment. The stockholder paid off the advance in January , 2000.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 6 - EQUIPMENT
------------------

Equipment consisted of the following:

At December 31:                                                          2000              1999
                                                                         ----              ----

Computer and peripheral equipment                                    $     100,252    $      50,625

Less accumulated depreciation                                               57,130           23,337
                                                                     -------------    -------------
                                                                     $      43,122    $      27,288
                                                                     =============    =============


Total depreciation expense for the years ended December 31, 2000, and 1999 respectively was $33,793 and $15,400.


NOTE 7 - LINE OF CREDIT
-----------------------

The Company had a bank line of credit for $ 25,000, which is guaranteed by the President of the Company. The line of credit has an automatic rollover feature with no termination date. The credit line was terminated during 2000.

At December 31:                                                          2000              1999
                                                                         ----              ----

Amount outstanding at year end                                       $           0    $           0
                                                                     =============    =============

Weighted average interest rate at year end                                      0%           10.25%

Weighted average borrowings during the year                          $           0    $      23,635
                                                                     =============    =============

Maximum amount outstanding during the year                           $           0    $      25,067
                                                                     =============    =============


NOTE 8 - NOTES PAYABLE
----------------------

Notes payable consisted of the following:

At December 31:                                                          2000              1999
                                                                         ----              ----

Note payable to corporation, unsecured, bearing
compound interest at 12 1/2%, and payable upon
demand                                                               $      49,800    $           0



                                      F-13


                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 8 - NOTES PAYABLE - (Continued)
------------------------------------

Note payable to individual, unsecured, bearing
compound interest at 12 1/2%, and payable upon
demand                                                                      15,500                0
                                                                     -------------    -------------

                                                                     $      65,300    $           0
                                                                     =============    =============


NOTE 9 - SALE AND ISSUANCE OF COMMON STOCK AND SUBSCRIPTIONS
-------------------------------------------------------------

Sale and Issuance of Common Stock
---------------------------------
On December 31, 1998, in connection with the reverse merger acquisition, the Company issued 1,300,000 shares of its $ .0001 par value common stock in a recapitalization of the Company. The 1,300,000 shares consisted of the following:

         260,000 shares of its $ .0001 par value common stock at $ .25 per share pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company received net proceeds of $ 60,500 after deducting offering costs of $ 4,500.

          1,040,000 shares of $ .0001 par value common stock were issued to officers for services. These shares are "restricted securities" and may be sold only in compliance with Rule 144 of the Act.

During the year ended December 31, 1998, the Company issued 100,000 shares of its $ .0001 par value common stock at $ 1.00 per share pursuant to Rule 504 of Regulation D of the Act for net proceeds of $ 100,000.

During the year ended December 31, 1998, the Company issued 9,200,000 shares of its $ .0001 par value common stock at $ .0001 per share to its principal stockholders. The 9,200,000 shares are reflected as issued as of the recapitalization date of the Company.

During the year ended December 31, 1999, the Company issued 40,000 shares of its $ .0001 par value common stock at $ 1.00 per share pursuant to Rule 504 of Regulation D of the Act for net proceeds of $ 40,000.

During the year ended December 31, 1999, the Company issued 661,500 shares of its $ .0001 par value common stock at $ 1.00 per share pursuant to Rule 504 of Regulation D of the Act for net proceeds of $ 661,500.

During the year ended December 31, 1999, the Company converted convertible promissory notes totaling $ 229,316 (including accrued interest of $ 66,255) for 736,441 shares of its $ .0001 par value common stock at an average price of $
 .31 per share.

During the year ended December 31, 1999, the Company issued 40,000 shares of its $ .0001 par value common stock at $ 1.00 per share for outside consulting services.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 9 - SALE AND ISSUANCE OF COMMON STOCK AND SUBSCRIPTIONS - (Continued)
---------------------------------------------------------------------------

During the year ended December 31, 2000, the Company converted convertible promissory notes totaling $ 163,500 (including accrued interest of $ 13,500) for 327,000 shares of its $ .0001 par value common stock at an average price of $
 .50 per share.

During the year ended December 31, 2000, the Company issued 715,000 shares of its $ .0001 common stock at an average price of $ .50 per share.

During the year ended December 31, 2000, the Company issued 130,000 shares of its $ .0001 common stock at an average price of $ .50 per share.

Subscriptions
-------------

At December 31, 2000, subscriptions consisted of one $ 25,000 subscription issued under Rule 504 of the Securities Act of 1933 during 2000. There were no subscriptions outstanding at December 31, 1999.


NOTE 10 - CAPITAL LEASE OBLIGATIONS
-----------------------------------

Capital lease obligations consisted of the following:

At December 31:                                                          2000              1999
                                                                         ----              ----
Capital lease obligation, secured by equipment,
with an effective interest rate of 14.9% and
approximate monthly payments of $ 360                                $       2,529    $       6,102

Capital lease obligation, secured by equipment,
with an effective interest rate of 14.9% and
approximate monthly payments of $ 250                                        1,717            4,144
                                                                     -------------    -------------

                                                                             4,246           10,246

Less current portion                                                         4,246            6,189
                                                                     -------------    -------------

                                                                     $           0    $       4,057
                                                                     =============    =============

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 11 - CONVERTIBLE PROMISSORY NOTES
--------------------------------------

Convertible promissory notes consisted of the following:

At December 31:                                                                     2000       1999
                                                                                    ----       ----
Convertible promissory note, unsecured with interest at 10%. The agreement stipulates the conversion rate of $ 1.60 per share of common stock. The principal note balance along with all accrued interest is payable
upon demand                                                                         50,000     50,000

Convertible promissory note, unsecured with interest at 10%. The agreement stipulates the conversion rate of $ 1.60 per share of common stock. The principal note balance along with all accrued interest is payable
upon demand                                                                         50,000     50,000

Convertible promissory note, unsecured with interest at 10%. The agreement stipulates the conversion rate of $ 1.60 per share of common stock. The principal note balance along with all accrued interest is payable
upon demand                                                                         50,000     50,000

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                               50,000     50,000




                                      F-16

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 11 - CONVERTIBLE PROMISSORY NOTES - (Continued)


Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                              100,000          0

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                               50,000          0

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                              100,000          0

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                               50,000          0

                                      F-17

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000


NOTE 11 - CONVERTIBLE PROMISSORY NOTES - (Continued)
----------------------------------------------------


Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                               50,000          0

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                              100,000          0

Convertible promissory note, unsecured with interest at 12%. The principal plus accrued interest converts to common stock at a conversion price equal to 55% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest is payable on demand                                              100,000          0

Convertible promissory note, unsecured with interest at 10%. The principal plus accrued interest converts to common stock at a conversion price equal to 75% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest matures on March 16, 2001                                          61,000          0


                                      F-18

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000



NOTE 11 - CONVERTIBLE PROMISSORY NOTES - (Continued)
----------------------------------------------------

Convertible promissory note, unsecured with interest at 10%. The principal plus accrued interest converts to common stock at a conversion price equal to 75% of the closing sale price of the common stock as reported on the OTCBB on the date of the election to convert. The principal note balance along with all
accrued interest matures on April 2, 2001                                           65,000          0
                                                                                  --------   --------

                                                                                  $876,000   $200,000
                                                                                  ========   ========



NOTE 12 - INCOME TAXES
----------------------

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:


At December 31:                                                            2000              1999
                                                                           ----              ----

         U.S. federal statutory graduated rate                            34.00%            34.00%
         State income tax rates net of federal
         benefits:
              Colorado                                                     3.18%             3.26%
              California                                                   6.04%             6.20%
         Net operating loss for which no tax
              benefit is currently available                             (43.22%)          (43.46%)


                                                                            0%                0%
                                                                     ===============  ===============


The Company conducts its operations in California, which has an annual minimum tax of $800.


At December 31, 2000, 1999, 1998, 1997 and 1996, deferred taxes consisted of a net tax asset due to operating loss carryforwards of $ 1,653,972, $752,549, $235,335, $176,605, and $42,285, respectively, which was fully allowed for, in the valuation allowance of $ 1,653,972, $752,549, $235,335, $176,605, and
$42,285, respectively. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in valuation allowance for the years ended December 31, 2000, 1999, 1998, 1997, and 1996 were $ 503,164, $228,937, $28,679, $57,963, and $10,201, respectively. Net operating loss carryforwards will expire in 2011, 2012, 2013, 2014, 2015.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000


NOTE 13 - COMMITMENTS
---------------------

The Company has operating leases on its office space and some of its equipment. Future minimum lease payments under such noncancelable operating leases are summarized as follows:


                                            Office
                                             Space                      Equipment
                                             -----                      ---------
Year ending
December 31,
2001                                  $         121,106           $           5,555
2002                                            124,739                           0
2003                                            128,481                           0
2004                                            121,011                           0
                                      -----------------           -----------------

                                      $         495,337           $           5,555
                                      =================           =================


Total rent expense for the years ended December 31, 2000, and 1999 was $ 89,767, and $29,845, respectively.

The Company entered into an agreement with an outside consultant to provide management services. As part of the agreement, the Company will pay $ 10,000 per month. The consultant has the option of converting the fees into shares of common stock at the following exercise prices:

                                                              Exercise Price
                                  Share Options                 Per Share
                                  -------------                 ---------

                                        58,695                   $ 1.150
                                         4,444                   $ 2,250
                                         4,000                   $ 2.500
                                         8,000                   $ 1.250
                                         9,416                   $ 1.062
                                         9,433                   $ 1.060
                                        10,330                   $ .9680
                                        10,672                   $ .9370
                                        11,848                   $ .8440
                                        50,000                   $ .4900

In the event the the consultant provides additional financing of $ 109,645, the consultant will receive an additional 200,000 unrestricted common share options at an exercise price equal to 85% of the closing sale price opf the Company's common share price as reported on the OTCBB on June 1,2001. In additional to these provisions, the consultant will receive a 7% fee for financing and a 7% fee against the gross revenue generated from the results of the consultants efforts.

                             VERTICA SOFTWARE, INC.
                  (FORMERLY PERFECTION DEVELOPMENT CORPORATION)
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

              JANUARY 1, 1996 (Inception) THROUGH DECEMBER 31, 2000


NOTE 14 - STOCKHOLDER EQUITY (DEFICIT)
--------------------------------------

    (a) 2000 Equity Incentive Plan

On December 15, 2000, the Board of Directors authorized the 2000 Employee Stock Purchase Plan (the Employee Plan). Under the Employee Plan, the Company may issue up to an aggregate of 3,000,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. During the year ended December 31, 2000 0 shares were issued pursuant to the Employee Plan.

    (b) STOCK OPTION PLANS

In connection with certain convertible promissory notes, the Company granted, to the third parties, warrants to purchase 112,500 shares of common stock at a range of approximately $ 1.00 to $ 1.50 per share. The warrants vest upon conversion of the promissory notes. None of the notes were converted as of their maturity date. The fair market value of the Company's common stock at December 31, 2000 was less than the warrants' prices.

NOTE 15 - EMPLOYEE BENEFIT PLAN
-------------------------------

The Company established an employee benefit plan (the Benefit Plan) under
Section 401(k) of the Internal Revenue Code. The Benefit Plan is available to all full-time U.S. employees. The Benefit Plan allows for employees to make contributions up to a specified percentage of their compensation. Under the Benefit Plan, the Company makes no discretionary contributions to the plan.